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As filed with the Securities and Exchange Commission on November 16, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aviva plc
(Exact name of Registrant as specified in its charter)

United Kingdom (State or other jurisdiction of incorporation or organisation)	6311 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

St. Helen's, 1 Undershaft
London EC3P 3DQ, England
Telephone: +44 20 7283 2000
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
111 Eighth Avenue, New York, New York 10011
Telephone: +1 212 890 8940
(Name, address and telephone number of agent for service)

Copies to
Robert S. Rachofsky, Esq. Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 Telephone: (212) 259-8000 Facsimile: (212) 259-6333	Joseph D. Ferraro, Esq. Dewey & LeBoeuf LLP 1 Minster Court Mincing Lane London EC3R 7YL Telephone: 011-44-207-459-5000 Facsimile: 011-44-207-459-5099

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

Subordinated Debt Securities

(1)
An indeterminate aggregate initial offering price or number of securities of the identified class is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, as amended, the Registrant is deferring payment of the registration fee and will pay the registration fee on a "pay-as-you-go basis."

PROSPECTUS

Aviva plc

Subordinated Debt Securities

        We may from time to time offer and sell subordinated debt securities in one or more offerings.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of the securities that we are offering and the manner in which they are offered in supplements to this prospectus. The prospectus supplements will also contain the names of any underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference carefully before you invest in any of these securities.

        This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

        Investing in the securities involves risks. You should carefully consider the risks in the "Risk Factors" section included herein and in any prospectus supplement accompanying this prospectus before you invest in these securities.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 16, 2011.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not, and no underwriter, dealer or agent is making an offer of these securities in any state where the offer is not permitted.

        You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process, relating to the subordinated debt securities. This means:

  •
  we will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

  •
  the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this prospectus.

        This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Therefore, the statements made in this prospectus may not be all the terms that apply to the securities you purchase. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        Unless the context otherwise requires, references in this prospectus to the "Company," "Aviva," "we," "us" or "our" refer to Aviva plc.

        Any statements in this prospectus and the applicable prospectus supplement concerning the provisions of any document are not complete. Such references are made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

1

 RISK FACTORS

        Investing in our securities involves risk. Please see the risks discussed in the applicable prospectus supplement and the documents incorporated by reference into this prospectus, including but not limited to the risks discussed in Item 3 "Risk Factors" of our most recent annual report on Form 20-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that involve risks and uncertainties, including statements regarding our plans and our current goals and expectations relating to our future financial condition, performance, results, strategic initiatives and objectives. Statements containing the words "believes," "intends," "expects," "plans," "will," "seeks," "aims," "may," "could," "outlook," "target," "goal," "projects," "estimates" and "anticipates," and words of similar meaning, are forward-looking. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements, and the differences could be significant. The risks, uncertainties and other factors set forth below and under "Risk Factors" contained elsewhere in this prospectus and other cautionary statements made in this prospectus and in the documents incorporated by reference should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus and any documents incorporated by reference into this prospectus.

        Any forward-looking statements contained in this prospectus, the documents incorporated by reference herein, and any accompanying prospectus supplements speak only as of the date on which they are made. We may also make or disclose written and/or oral forward-looking statements in reports filed with or furnished to the SEC, as well as in our annual report and accounts to shareholders, proxy statements, offering circulars, registration statements, prospectuses, prospectus supplements, press releases and other written materials and in oral statements made by our directors, officers or employees to third parties, including financial analysts. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed in Item 3 "Risk Factors" of our most recent annual report on Form 20-F filed with the SEC and in any accompanying prospectus supplements. These risk factors are not exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we may be unable to predict or that we currently do not expect to have a material adverse effect on our business. Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made. Except as required by the U.K. Financial Services Authority (the "FSA"), the London Stock Exchange plc or applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus or the documents incorporated by reference herein to reflect any changes in expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

2

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

        The following table sets forth our consolidated ratio of earnings to fixed charges and preference share dividends for the six months ended June 30, 2011 and the years ended December 31, 2010, 2009, 2008, 2007 and 2006:

		Fiscal Year Ended December 31,(1)
	Six Months Ended June 30, 2011(2)(3)(4)
		2010	2009	2008(5)	2007	2006
Ratio of earnings to fixed charges and preference share dividends(6)	0.52x	2.87x	2.69x	0.93x	2.72x	3.82x

(1)
The ratio of earnings to fixed charges and preference share dividends for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 include the results of Delta Lloyd. From May 6, 2011, we ceased to consolidate the results and net assets of Delta Lloyd. Consequently, the results of Delta Lloyd have therefore been classified as discontinued operations for the years ended December 31, 2010, 2009 and 2008. Please see our Current Report on Form 6-K, with respect to our restatement of our audited financial statements as of and for the three years ended December 31, 2010, in connection with the classification of Delta Lloyd as discontinued operations, filed with the SEC on November 10, 2011, which is incorporated by reference into this prospectus. Excluding the results of Delta Lloyd for the years ended December 31, 2010, 2009 and 2008, as a result of this classification, the ratio of earnings to fixed charges and preference share dividends would have been 3.29x, 4.22x and 0.97x, respectively. For the year ended December 31, 2008, earnings were insufficient to cover fixed charges by £28.0 million.

(2)
Unaudited.

(3)
For the six months ended June 30, 2011, earnings were insufficient to cover fixed charges by £262 million.

(4)
The ratio of earnings to fixed charges and preference share dividends for the six months ended June 30, 2011 includes the results of Delta Lloyd up to May 6, 2011 when it ceased to be consolidated with our results. Please see our Current Report on Form 6-K, with respect to our financial results for the six months ended June 30, 2011, filed with the SEC on November 10, 2011, and incorporated by reference into this prospectus. Excluding the results of Delta Lloyd for the six months ended June 30, 2011, the ratio of earnings to fixed charges and preference share dividends would have been 2.48x.

(5)
For the year ended December 31, 2008, earnings were insufficient to cover fixed charges by £114 million.

(6)
For purposes of computing these ratios, earnings consist of profit before tax from continuing operations plus the share of profit or loss from associates and fixed charges. Fixed charges consist of finance costs on core structural borrowings, direct capital instruments and preference shares as well as estimated interest on lease payments for property.

3

 USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for general corporate purposes.

4

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available on the website maintained by the SEC at http://www.sec.gov. The address of the SEC's website is provided solely for the information of prospective investors and is not intended to be an active link.

        The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be an integral part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2010 as filed with the SEC on March 24, 2011 (excluding the attestation reports on internal control over financial reporting included as part of Item 15 and our financial statements referenced as Item 18 therein which have been superseded by management's annual report on internal control over financial reporting, the reports of our independent registered public accounting firm and the consolidated financial statements contained in our Current Report on Form 6-K filed with the SEC on November 10, 2011);

  •
  our Current Report on Form 6-K, with respect to our restatement of our audited financial statements as of and for the three years ended December 31, 2010, in connection with Delta Lloyd's classification as discontinued operations (except to the extent superseded by the Current Report on Form 6-K filed with the SEC on November 14, 2011), filed with the SEC on November 10, 2011;

  •
  our Current Report on Form 6-K, with respect to our financial results for the six months ended June 30, 2011, filed with the SEC on November 10, 2011;

  •
  our Current Report on Form 6-K, with respect to our financial update for the nine months ended September 30, 2011, filed with the SEC on November 10, 2011;

  •
  our Current Report on Form 6-K filed with the SEC on November 14, 2011 amending certain information in our Current Report on Form 6-K, with respect to our restatement of our audited financial statements as of and for the three years ended December 31, 2010, filed with the SEC on November 10, 2011;

  •
  any future annual reports on Form 20-F that we may file with the SEC under the Exchange Act, prior to the termination of any offering contemplated by this prospectus; and

  •
  any future reports on Form 6-K that we may furnish to the SEC under the Exchange Act, including future Interim Financial Report, but only to the extent that such reports expressly state that we incorporate them by reference herein.

        All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we incorporate by reference herein. You may also request a copy of our filings at no cost, by writing or calling us at the following address:

Aviva plc
Attention: Company Secretary
St. Helen's, 1 Undershaft
London, EC3P 3DQ
England
(44) 20 7283 2000

5

        We make available free of charge through our website, accessible at http://www.aviva.com, certain of our reports and other information filed with or furnished to the SEC. With the exception of the reports specifically incorporated by reference in this prospectus as set forth below, material contained on or accessible through our website is specifically not incorporated into this prospectus.

        Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. Other information in the prospectus will not be affected by the replacement of this superseded information nor will an investor's ability to rely on such superseded information be affected, to the extent such reliance occurs prior to the delivery of the superseding information.

        For further information regarding the ways in which we are regulated, including the details of how our regulatory capital is calculated for the purposes of the FSA, please refer to the FSA's website (www.fsa.gov.uk). We make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this prospectus.

6

 LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST US,
OUR MANAGEMENT AND OTHERS

        We are an English public limited company. Most of our directors and executive officers (and the experts named in this prospectus or in documents incorporated by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Dewey & LeBoeuf LLP, that there is doubt as to enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere are likely to be unenforceable in the United Kingdom. The enforceability of any judgment in England and Wales will depend on the particular facts of the case in effect at the time.

7

 LEGAL MATTERS

        The validity of the securities and certain other legal matters will be passed upon for us by Dewey & LeBoeuf LLP, as to matters of U.S. federal, New York state and English law.

EXPERTS

        The consolidated financial statements for the year ended December 31, 2010 of Aviva appearing in Aviva's Current Report on Form 6-K dated November 10, 2011 and the effectiveness of Aviva's internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

8

Aviva plc

Subordinated Debt Securities

Prospectus

November 16, 2011

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    Indemnification of Directors and Officers

        Article 138.1 of Aviva's Articles of Association provides:

        "Subject to the provisions of and so far as may be consistent with the Companies Act 2006, every director, secretary or other officer of the Company shall be entitled to be indemnified by the Company out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office."

        Article 138.2 of Aviva's Articles of Association provides:

        "Without prejudice to the provisions of article 138.1, the directors shall have power to purchase and maintain insurance for, or for the benefit of, any persons who are or were at any time directors, alternate directors, secretaries or other officers or employees of the Company, or of any other company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect) or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund or other retirement benefits scheme in which employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons for negligence, default, breach of duty or breach of trust or other liability that may lawfully be insured against by the Company."

        Sections 232 to 236 of the U.K. Companies Act 2006 provide as follows:

        "232. Provisions protecting directors from liability

        (1)   Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

        (2)   Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

          (a)   section 233 (provision of insurance),

          (b)   section 234 (qualifying third party indemnity provision), or

          (c)   section 235 (qualifying pension scheme indemnity provision).

        (3)   This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise.

        (4)   Nothing in this section prevents a company's articles from making such provision as has previously been lawful for dealing with conflicts of interest.

        233. Provision of insurance

        Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

  234. Qualifying third party indemnity provision

        (1)   Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

        (2)   Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

        Such provision is qualifying third party indemnity provision if the following requirements are met.

        (3)   The provision must not provide any indemnity against—

          (a)   any liability of the director to pay—

      (i)
      a fine imposed in criminal proceedings, or

      (ii)
      a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

          (b)   any liability incurred by the director—

      (i)
      in defending criminal proceedings in which he is convicted, or

      (ii)
      in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

      (iii)
      in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

        (4)   The references in subsection (3)(b) to a conviction, judgment or refusal of relief are the final decision in the proceedings.

        (5)   For this purpose—

          (a)   a conviction, judgment or refusal of relief becomes final—

      (i)
      if not appealed against, at the end of the period for bringing an appeal, or

      (ii)
      if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

          (b)   an appeal is disposed of—

      (i)
      if it is determined and the period for bringing any further appeal has ended, or

      (ii)
      if it is abandoned or otherwise ceases to have effect.

        (6)   The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—

        section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

        235. Qualifying pension scheme indemnity provision

        (1)   Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

        (2)   Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company's activities as trustee of the scheme.

        Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

        (3)   The provision must not provide any indemnity against—

  (a)
  any liability of the director to pay—

  (i)
  a fine imposed in criminal proceedings, or

  (ii)
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  (b)
  any liability incurred by the director in defending criminal proceedings in which he is convicted.

        (4)   The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

        (5)   For this purpose—

          (a)   a conviction becomes final—

      (i)
      if not appealed against, at the end of the period for bringing an appeal, or

      (ii)
      if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

          (b)   an appeal is disposed of—

      (i)
      if it is determined and the period for bringing any further appeal has ended, or

      (ii)
      if it is abandoned or otherwise ceases to have effect.

        (6)   In this section "occupational pension scheme" means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

        236. Qualifying indemnity provision to be disclosed in directors' report

        (1)   This section requires disclosure in the directors' report of—

          (a)   qualifying third party indemnity provision, and

          (b)   qualifying pension scheme indemnity provision.

        Such provision is referred to in this section as "qualifying indemnity provision."

        (2)   If when a directors' report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

        (3)   If at any time during the financial year to which a directors' report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

        (4)   If when a directors' report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

        (5)   If at any time during the financial year to which a directors' report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force."

        Section 1157 of the Companies Act 2006 provides as follows:

        "1157. Power of court to grant relief in certain cases

        (1)   If in proceedings for negligence, default, breach of duty or breach of trust against—

    (a)
    an officer of a company, or

    (b)
    a person employed by a company as auditor (whether he is or is not an officer of the company),

    it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

        (2)   If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

    (a)
    he may apply to the court for relief, and

    (b)
    the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

        (3)   Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper."

        Aviva has arranged appropriate insurance cover in respect of legal action against directors and senior managers of Aviva and its consolidated subsidiaries. Aviva also provides protections for its and its consolidated subsidiaries' directors and senior managers against personal financial exposure they may incur in their capacity as such. These include qualifying third party indemnity provisions for the benefit of directors of Aviva and other such persons, including, where applicable, in their capacity as directors of Aviva's consolidated subsidiaries.

ITEM 9.    Exhibits

        A list of Exhibits filed herewith is contained in the Exhibit Index and is incorporated herein by reference.

ITEM 10.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per-cent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 8 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to

    Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on November 16, 2011.

AVIVA PLC
By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Moss and Patrick Regan, and each of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ Lord Sharman of Redlynch Lord Sharman of Redlynch	Chairman
/s/ Andrew Moss Andrew Moss	Chief Executive Officer and Director
/s/ Patrick Regan Patrick Regan	Chief Financial Officer and Director
/s/ John McFarlane John McFarlane	Director
/s/ Igal Mayer Igal Mayer	Director

Signature	Title

/s/ Mary Francis Mary Francis	Director
/s/ Richard Karl Goeltz Richard Karl Goeltz	Director
/s/ Euleen Goh Euleen Goh	Director
/s/ Michael Hawker Michael Hawker	Director
/s/ Gay Huey Evans Gay Huey Evans	Director
/s/ Carole Piwnica Carole Piwnica	Director
/s/ Leslie Van de Walle Leslie Van de Walle	Director
/s/ Russell Walls Russell Walls	Director
/s/ Scott Wheway Scott Wheway	Director
/s/ Richard Hoskins Richard Hoskins	Authorized Representative in the United States

 EXHIBIT INDEX

Number	Description of Documents
*1.1	Form of Underwriting Agreement.
4.1
Form of indenture relating to the subordinated debt securities to be entered into between Aviva plc and Law Debenture Trust Company of New York. The form or forms of subordinated debt securities and any supplemental indentures with respect to each particular offering will be filed as an exhibit to a Current Report on Form 6-K and incorporated herein by reference.
5.1	Opinion of Dewey & LeBoeuf LLP, U.S. counsel to the Registrant.
5.2	Opinion of Dewey & LeBoeuf LLP, English solicitors to the Registrant.
12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and Preference Share Dividends.
23.1	Consent of Independent Registered Public Accounting Firm—Ernst & Young LLP.
23.2	Consent of Dewey & LeBoeuf LLP (included in the Opinion filed as Exhibit 5.1).
23.3	Consent of Dewey & LeBoeuf LLP (included in the Opinion filed as Exhibit 5.2).
24.1	Powers of Attorney of officers and directors (included on signature page of the Registration Statement).
25.1	Statement of Eligibility of Law Debenture Trust Company of New York on Form T-1, as trustee for the Indenture with respect to 4.1 above.

*
To be furnished by Aviva plc on a Current Report on Form 6-K depending on the nature of the offering, if any, pursuant to this registration statement.

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
RISK FACTORS
FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS
USE OF PROCEEDS
WHERE YOU CAN FIND MORE INFORMATION
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST US, OUR MANAGEMENT AND OTHERS
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 8. Indemnification of Directors and Officers
  ITEM 9. Exhibits
  ITEM 10. Undertakings.
SIGNATURES
EXHIBIT INDEX